As filed with the Securities and Exchange Commission on March 24, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

AURA BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	32-0271970
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

80 Guest Street

Boston, MA 02135

(617) 500-8864

(Address, including zip code and telephone number, including area code, of Registrant’s principal executive offices)

Aura Biosciences, Inc. 2021 Stock Option and Incentive Plan

Aura Biosciences, Inc. 2021 Employee Stock Purchase Plan

(Full title of the plans)

Elisabet de los Pinos, Ph.D.

Chief Executive Officer

Aura Biosciences, Inc.

80 Guest Street

Boston, MA 02135

(617) 500-8864

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stuart Cable, Esq.

Danielle Lauzon, Esq.

Stephanie A. Richards, Esq.

Goodwin Procter LLP

100 Northern Avenue

Boston, Massachusetts 02210

(617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 relating to the 2021 Stock Option and Incentive Plan (the “2021 Plan”) and the 2021 Employee Stock Purchase Plan (“the “2021 ESPP”) (together, the “Plans”) of Aura Biosciences, Inc. (the “Registrant”) is being filed for the purpose of registering additional securities of the same class as other securities for which a registration statement on Form S-8 relating to the Plans has previously been filed and is effective. Accordingly, pursuant to General Instruction E, the information contained in the Registrant’s registration statements on Form S-8 (File No. 333-260589, File No. 333-263801, File No. 333-270571 and File No. 333-278252) is hereby incorporated by reference and made a part of this Registration Statement on Form S-8, except as presented below in Part II, Item 8. Exhibits.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

4.1

Specimen Common Stock Certificate of the Registrant (Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-260156), filed with the Securities and Exchange Commission on October 25, 2021).

4.2

Tenth Amended and Restated Certificate of Incorporation of the Registrant, as currently in effect, as amended by the Certificate of Amendment, dated June 20, 2024 (Incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-40971) filed with the Securities and Exchange Commission on August 8, 2024).

4.3

Amended and Restated Bylaws of the Registrant, as currently in effect (Incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K (File No. 001-40971) filed with the Securities and Exchange Commission on March 23, 2022).

4.4

Fifth Amended and Restated Investors’ Rights Agreement (Incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-1 (File No. 333-260156) filed with the Securities and Exchange Commission on October 8, 2021).

5.1*	Opinion of Goodwin Procter LLP.

23.1*	Consent of Ernst & Young, Independent Registered Public Accounting Firm.

23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

99.1

2021 Stock Option and Incentive Plan, and form of award agreements thereunder (Incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form S-8, as amended (File No. 333-260589), filed with the Securities and Exchange Commission on October 29, 2021).

99.2

2021 Employee Stock Purchase Plan (Incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-260156), filed with the Securities and Exchange Commission on October 25, 2021).

107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on this 24th day of March, 2025.

AURA BIOSCIENCES, INC.

By:	/s/ Elisabet de los Pinos
Name: Elisabet de los Pinos, Ph.D. Title: President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints each of Elisabet de los Pinos, Ph.D. and Amy Elazzouzi, as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacities and on the date indicated.

Name	Title	Date

/s/ Elisabet de los Pinos	President, Chief Executive Officer and Director Principal Executive Officer	March 24, 2025
Elisabet de los Pinos, Ph.D.

/s/ Amy Elazzouzi Amy Elazzouzi	Senior Vice President, Finance Interim Principal Financial Officer and Interim Principal Accounting Officer	March 24, 2025

/s/ David Johnson	Director	March 24, 2025
David Johnson

/s/ Giovanni Mariggi	Director	March 24, 2025
Giovanni Mariggi, Ph.D.

/s/ Antony Mattessich	Director	March 24, 2025
Antony Mattessich

/s/ Sapna Srivastava	Director	March 24, 2025
Sapna Srivastava, Ph.D.

/s/ Karan Takhar	Director	March 24, 2025
Karan Takhar